SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              TRAILER BRIDGE, INC.
                (Name of Registrant as Specified in Its Charter)
                   ------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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        ________________________________________________________________________
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        ________________________________________________________________________
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        pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ________________________________________________________________________
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        ________________________________________________________________________
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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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

                              TRAILER BRIDGE, INC.


                  NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Trailer Bridge, Inc.:

         The annual meeting of Stockholders of Trailer Bridge, Inc., a Delaware corporation (the "Company"), will be held at the Stamford Marriott, 2 Stamford Forum, Stamford, Connecticut, in the Skyline Ballroom, at 3:00 pm Stamford time on Wednesday, May 11, 2005 for the following purposes:

         (1) To elect nine directors of the Company to hold office until the next annual meeting of stockholders; and

         (2) To transact such other business as may properly be presented at the annual meeting or any adjournment thereof.

         A proxy statement with respect to the annual meeting accompanies and forms a part of this Notice. The Company's Annual Report to Stockholders for the year ended December 31, 2004 also accompanies this Notice.

         The Board of Directors has fixed the close of business on April 4, 2005, as the record date for determining stockholders entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof. Each holder of shares of the Company's Common Stock is entitled to one (1) vote for each share of Common Stock held on the record date.

                                        By order of the Board of Directors,


                                        WILLIAM G. GOTIMER, JR.
                                        Executive Vice President,
                                        General Counsel and Secretary
Jacksonville, Florida
April 15, 2005


                PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND
               RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER
                 OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING.

                              TRAILER BRIDGE, INC.
                           10405 NEW BERLIN ROAD EAST
                           JACKSONVILLE, FLORIDA 32226

                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Trailer Bridge, Inc., a Delaware corporation (the "Company"), of proxies for use at the 2005 annual meeting of Stockholders of the Company to be held on Wednesday, May 11, 2005, and any adjournment thereof (the "Annual Meeting"). This Proxy Statement and accompanying form of proxy are first being sent to stockholders on or about April 15, 2005.

         The Company's common stock, $.01 par value (the "Common Stock") is the only issued and outstanding class of common stock. Only stockholders of record at the close of business on April 4, 2005 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 11,763,855 shares of Common Stock outstanding and entitled to vote.

                          VOTING RIGHTS AND PROCEDURES

         Shares represented by an effective proxy given by a stockholder will be voted as directed by the stockholder. If a properly signed proxy form is returned to the Company and is not marked, it will be voted in accordance with the recommendation of the Board of Directors on all proposals. A stockholder giving a proxy may revoke it at any time prior to the voting of the proxy by giving written notice to the Secretary of the Company, by executing a later dated proxy or by attending the Annual Meeting and voting in person.

         Each share of Common Stock is entitled to one (1) vote. The holders of a majority of the shares, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as not present or represented at the Annual Meeting for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and such election inspectors will determine whether or not a quorum is present.

         The Estate of Malcom P. McLean owns 5,258,768 shares of Common Stock. Consequently, the Estate controls approximately 44.7% of the voting power of the Company on all matters presented for stockholder action. The Estate of Malcom P. McLean has indicated it will vote in favor of all nominated directors.

         The Board of Directors knows of no matters to be presented at the Annual Meeting other than those set forth in the Notice of 2005 Annual Meeting of Stockholders enclosed herewith. However, if any other matters do come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion. Any such other matter will require for its approval the affirmative vote of the holders of Common Stock having a majority of the votes present in person or represented by proxy at the Annual Meeting, provided a quorum is present, or such greater vote as may be required under the Company's Certificate of Incorporation, the Company's By-laws or applicable law. A list of stockholders as of the record date will be available for inspection at the

Annual Meeting and for a period of ten days prior to the Annual Meeting at the Company's offices in Jacksonville.

         The Company does not have a formal policy requiring directors to attend annual meetings, which typically are held on the date of a regularly scheduled board meeting. Four directors attended the 2004 annual meeting.



                              ELECTION OF DIRECTORS

         The number of directors of the Company, as determined by the Board of Directors under Article III of the Company's By-laws, is currently nine. Each director holds office until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

         Directors are elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote for the election of directors, provided a quorum is present. Stockholders are not allowed to cumulate their votes in the election of directors. Shares represented at the Annual Meeting in person or by proxy but withheld or otherwise not cast for the election of directors will have no effect on the outcome of the election.

         The nominees for whom the enclosed proxy is intended to be voted are set forth below. Each nominee for election as director serves as a director of the Company as of the date of this Proxy Statement. It is not contemplated that any of these nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the proxy holder for such person or persons as may be designated by the Board of Directors.

         Prior to August 2004, the Company was a controlled company, as defined by Nasdaq, because shares with more than 50% of the voting power of the Company were beneficially owned by the Estate of Malcom P. McLean. As the Company's majority stockholder, the Estate had the legal right under Delaware law to elect the Company's Board of Directors and control key decisions by reason of its stock ownership. Accordingly, the Company relied on the controlled company exception and was not required to have a majority of independent directors, as defined by Nasdaq. The Board of Directors has determined that Nickel van Reesema, Peter Shaerf and Allen L. Stevens, each of whom is standing for re-election at the Annual Meeting, qualify as an independent directors, as defined by Nasdaq.

         The Company ceased to be a controlled company, as defined by Nasdaq, in August 2004 when the Estate's voting power in the Company dropped below 50%. According to Nasdaq Rule 4350(a), the Company has a phase-in period of 12 months, or until August 2005, to comply with Nasdaq's majority independent board requirement. We intend to avail ourselves of this transition period. It is our intention to be in full and timely compliance with all applicable Nasdaq rules and applicable law by August 2005, including with respect to the independence of our directors. Therefore, the composition of our Board of Directors may change following the date of this Proxy Statement.

                          Nominees for Election as Directors

                                                                    Business Experience During the
                 Name                      Age                   Past Five Years and Other Information
                 ----                      ---                   -------------------------------------

William G. Gotimer, Jr.                    45     Mr. Gotimer, a director since June 2001, was appointed Executive
                                                  Vice President in April 2003 and has served as General Counsel since 1991.  Mr. Gotimer also acts as legal counsel on certain matters for the Estate of Malcom P. McLean.  Prior to the Company's
                                                  purchase of Kadampanattu Corp. in December 2004 he was also a director, Vice President and General Counsel of Kadampanattu
                                                  Corp. His previous experience includes legal counsel with British
                                                  Airways, Plc., Pan American World Airways and McLean Industries.
                                                  Mr. Gotimer has an L.L.M. degree in Taxation from New York
                                                  University School of Law and both a JD and BS degree in accounting from St. John's University.

Artis E. James, Jr.                        58     Mr. James, a director since September 1997, is the President and
                                                  Chief Executive Officer of Purcell Co., Inc., a real estate development company with properties in the southeastern U.S. Mr.
                                                  James has held that position since 1979.  Purcell Co., Inc. is a subsidiary of a company of which the Estate of Malcom P. McLean is the majority stockholder.  Mr. James has a degree in accounting from the University of Alabama School of Commerce and Business.

John D. McCown                             50     Mr. McCown, a director since 1991, has served as the Chairman of the Board and Chief Executive Officer of Trailer Bridge since
                                                  1995.  Prior to  1995, Mr. McCown was Vice President of the
                                                  Company.  In addition to his role at Trailer Bridge, he was formerly President, Chief Executive Officer and a director of affiliate Kadampanattu Corp.  He was also a director of Purcell
                                                  Co., Inc., an affiliate, from 1992 to 2004. Mr. McCown worked for
                                                  Malcom P. McLean, the founder of Trailer Bridge, in various capacities since 1980 and was co-executor of his Estate from 2001 to 2004. Prior to his involvement in the transportation field, he was a national accounts corporate loan officer for a New York City bank. Mr. McCown is a graduate of Harvard Business School (Master in Business Administration, 1980), Louisiana State University
                                                  (Bachelor in Business Administration, 1975) and Marion Military
                                                  Institute (Associate in Business Administration, 1974).  Mr.
                                                  McCown currently serves as a director of Firstmark Corporation, an aerospace company in Durham, North Carolina.

Malcom P. McLean Jr.(1)                    53     Mr. McLean a director since May 2002, is the owner of MPM
                                                  Investments and the President of MPM Properties, Inc., a
                                                  commercial real estate development company in Alabama.  Since
                                                  1987, he has owned and managed various businesses in the

                                                                    Business Experience During the
                 Name                      Age                   Past Five Years and Other Information
                 ----                      ---                   -------------------------------------


                                                  restaurant and real estate field. From 1978 to 1986, Mr. McLean worked in various capacities at U.S.  Lines, Inc.,  a large international container shipping company, where he was President from 1984 to 1986. Mr. McLean is the son of the late founder of
                                                  Trailer Bridge and the brother-in-law of Greggory B. Mendenhall.
                                                  He was also a director of Kadampanattu Corp.

Greggory B. Mendenhall(1)                  60     Mr. Mendenhall, a director since May 2002, is special counsel with the law firm of Sheppard, Mullin, Richter & Hampton LLP. Prior to
                                                  2003 he was managing partner of the New York office of Schnader
                                                  Harrison Segal & Lewis LLP, where he had practiced law for more than ten years.  Mr. Mendenhall worked at U.S. Lines, a large international container shipping company, where he was Vice
                                                  President, Marine Operations from 1980-1986.  Mr. Mendenhall has been involved in the maritime industry since 1980 and currently represents various companies in the industry.  Mr. Mendenhall has a JD from The George Washington University Law School and a BA from Brigham Young University.  Mr. Mendenhall was formerly the
                                                  President of Kadampanattu Corp. and his spouse was a director of
                                                  Kadampanattu Corp.

F. Duffield Meyercord                      58     Mr. Meyercord, a director since May 2002, is executor of the
                                                  Estate of Malcom P. McLean (see "Ownership of the Capital Stock of
                                                  the Company") and was originally appointed to represent the
                                                  Estate's interest.  Mr. Meyercord is a Partner of Carl Marks
                                                  Consulting Group LLC, a full service professional advisory firm dedicated to assisting private and public companies increase profitability and shareholder value.  Mr. Meyercord currently serves as a director of Peapack-Gladstone Financial Corporation and Programmer's Paradise, Inc. Mr. Meyercord holds a BA degree in accounting and economics from Birmingham-Southern College.

Peter S. Shaerf                            50     Mr. Shaerf, a director since April 19, 2002, is a Senior Vice
                                                  President of AMA Capital Partners LLC, an investment bank
                                                  specializing in the maritime industry. From 1998 until April 2002,
                                                  Mr. Shaerf was Managing Director of Poseidon Capital Corp., an
                                                  independent maritime consulting and investment company.  Since
                                                  1980, he has been a partner of The Commonwealth Group, a brokerage and consulting company that specializes in the liner shipping industry. Mr. Shaerf currently serves as a director of General
                                                  Maritime Corp (NYSE) and TBS International, which is expected to list on the NYSE in April 2005.  Mr. Schaerf is a Director of the

                                                                    Business Experience During the
                 Name                      Age                   Past Five Years and Other Information
                 ----                      ---                   -------------------------------------

                                                  Containerisation and Intermodal Institute and Vice-Chairman of the
                                                  government-sponsored Short Sea Shipping Cooperative.  Mr. Schaerf has a BA in international business from London Guildhall
                                                  University. Mr. Shaerf serves on both the Compensation and Audit
                                                  Committees.

Allen L. Stevens                           61     Mr. Stevens, a director since May 2002, is President of Stevens
                                                  Industries, Inc., a company with interests in Great Lakes
                                                  shipping, grain cargo handling and real estate.  Mr. Stevens has been involved in the maritime industry for over 30 years,
                                                  initially in the financial planning area at Sea-Land Service and subsequently as the Chief Financial Officer and board member at
                                                  McLean Industries, Inc., a large holding company with interests in container shipping and real estate.  He is a graduate of the
                                                  University of Michigan and Harvard Law School.  Mr. Stevens also serves as a partner of Club Quarters, an urban business hotel
                                                  entity he helped co-found.   Mr. Stevens serves on both the Compensation
                                                  and Audit Committees.


Nickel van Reesema                         55     Mr. van Reesema, a director since June 2001, is the President and principal owner of Strong Vessel Operators, LLC, formerly Van
                                                  Ommeren Shipping (USA) LLC, a U.S. flag ship owning company based in Stamford, Connecticut. Mr. van Reesema joined Royal Van Ommeren in The Netherlands in 1973 and became President of its U.S.
                                                  subsidiary in 1979.  He became a U.S. citizen in 1989 and with other management purchased VOSUSA in 1997.  Mr. van Reesema is also the Chief Operating Officer of Pasha Hawaii Transport Lines
                                                  LLC, which owns and operates a United States-flagged 4,300 PCTC engaged in trading between the United States mainland and Hawaii.
                                                  Mr. van Reesema serves on both the Compensation and Audit Committees.

----------------------------------------

(1)     Mr. Mendenhall and Mr. McLean are brothers-in-law.

        The Board of Directors recommends that the stockholders vote FOR the election of each nominee for director named above.

                        EXECUTIVE OFFICERS OF THE COMPANY

         Executive officers of the Company serve at the will of the Board of Directors. The executive officers of the Company are as follows:

             NAME                  AGE                     POSITION
             ----                  ---                     --------

John D. McCown                      50     Chairman of the Board and Chief Executive Officer

Ralph W. Heim                       58     President and Chief Operating Officer

William G. Gotimer, Jr.             45     Executive Vice President, Secretary and General Counsel

David A. Miskowiec                  57     Vice President of Sales

J. Edward Morley                    57     Vice President of Operations

Mark A. Tanner                      53     Vice President of Administration and Chief Financial Officer

Robert van Dijk                     58     Vice President of Pricing

         Mr. Heim has served as President since November 1995 and Chief Operating Officer since January 1992. From May 1991 until November 1995, Mr. Heim served as Vice President of the Company. Prior to joining Trailer Bridge in 1991, Mr. Heim worked at Crowley Maritime Corporation for five years in various operating capacities primarily related to its Puerto Rico service. His other transportation experience includes more than 15 years with Sea-Land, Puerto Rico Marine Management and U.S. Lines in diverse domestic and international assignments. Mr. Heim graduated from Jacksonville University with a B.S. in Business Management.

         Mr. Miskowiec has served as Vice President of Sales since November 1998. Prior to joining Trailer Bridge in 1997, Mr. Miskowiec worked at Crowley American Transport where he held a variety of sales and management positions. From 1994 until 1997 he served as Director of Corporate Accounts, Director of Puerto Rico Trade and Area Manager Commodity Sales for Crowley American Transport. Mr. Miskowiec graduated from the University of Minnesota with a B.A. in Political Science.

         Mr. Morley has served as Vice President of Operations since July 1992 and is responsible for marine and terminal operations. Prior to joining Trailer Bridge in 1991, Mr. Morley was with Sea-Land where he was responsible for operations in Puerto Rico from 1990 to 1991.

         Mr. Tanner, a CPA, has served as Vice President of Administration and Chief Financial Officer since January 1992. Mr. Tanner joined Trailer Bridge in 1991 from Crowley Maritime Corporation where he held various financial management positions for over four years. His prior experience includes three years as Manager of Corporate Planning and Development for a large publicly held company, and five years experience in public accounting. Mr. Tanner graduated from the University of North Florida with a B.A. degree in accounting.

         Mr. van Dijk has served as Vice President of Pricing since July 1992 and directs all pricing related activities. Prior to joining Trailer Bridge in 1991, Mr. van Dijk worked for Crowley Maritime Corporation, where he directed pricing for the Puerto Rico service. Mr. van Dijk's pricing related experience includes over 30 years with American Transport, U.S. Lines, Weyerhauser Shipping, Sea-Land and Holland America Lines.

                                 CODE OF ETHICS

         The Company has adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions as well as to directors, officers and employees generally. The code of ethics is available on the Company's website at www.trailerbridge.com. The Company intends to disclose any amendments to, or waivers of, its code of ethics on its website.

                      MEETINGS AND COMMITTEES OF THE BOARD

         The Board of Directors has both an Audit Committee and a Compensation Committee. During the year ended December 31, 2004, the Board of Directors met thirteen times, the Audit Committee met five times, and the Compensation Committee met once. During 2004, all directors attended at least 75% of the meetings of the Board of Directors and of the committees thereof on which they served.

         The Board of Directors does not have a Nominating Committee. As described above, the Company has been a controlled company, as defined by Nasdaq. Under Nasdaq rules, the Company was not required to have a nominating committee because the Estate of Malcom P. McLean, as the Company's majority stockholder, was entitled by law to elect the Company's Board of Directors. Given this control relationship, the Board of Directors elected not to establish a formal nominating committee with its own charter. Instead, the Board of Directors makes nominations for election to the Board, with the concurrence of those directors who qualify as independent directors, as defined by Nasdaq.

         As described above, the Company ceased to be a controlled company, as defined by Nasdaq, in August 2004. Pursuant to the applicable phase-in period described above, the Company intends to establish a formal nominating committee by August 2005. The Company also intends to have the nominating committee adopt a formal written charter addressing the director nomination process and such related matters as required under Nasdaq rules. The nominating committee will be comprised solely of independent directors, as defined by Nasdaq. Until such time as the Company establishes a formal nominating committee, the Board of Directors will continue to make nominations for election to the Board, with concurrence of the independent directors, as further explained below.

         The Board of Directors, with the concurrence of those directors who qualify as independent directors, as defined by Nasdaq, will consider written recommendations from shareholders for nominees for director. Shareholders wishing to submit names for consideration should submit the following to the Corporate Secretary, at the Company's address set forth on page 1 of this Proxy
Statement:

         * Biographical information about the candidate and a statement about his or her qualifications;

         * Any other information required to be disclosed about the candidate under the Securities and Exchange Commission's proxy rules (including the candidate's written consent to being named in the proxy statement and to serve as a director, if nominated and elected); and

         * The names and addresses of the shareholder(s) recommending the candidate for consideration and the number of shares of Common Stock beneficially owned by each.

Stockholders should submit written recommendations in the time frame described under the caption "Stockholder Proposals and Communications with the Board of Directors" below.

         The Board of Directors, with the concurrence of those directors who qualify as independent directors, as defined by Nasdaq, will apply the same criteria to all candidates it considers including any candidates submitted by stockholders. These criteria include independence, personal integrity, leadership skills, strategic thinking, education, professional experience, professional reputation, willingness to make a time commitment, and breadth of knowledge about matters affecting Trailer Bridge and its industry. There are no stated minimum criteria for director nominees. Rather, the Board of Directors, with the concurrence of those directors who qualify as independent directors, as defined by Nasdaq, will look for skills and experience that will complement the board's existing make-up.

         The Board of Directors, with the concurrence of those directors who qualify as independent directors, as defined by Nasdaq, evaluates incumbent directors to determine whether they should be nominated to stand for re-election, based on the types of criteria outlined above as well as the directors' contributions to the board during their current term. All nominees for 2005 are incumbent directors. When vacancies develop, the Board of Directors, with the concurrence of those directors who qualify as independent directors, as defined by Nasdaq, will solicit input regarding potential new candidates from a variety of sources, including existing directors and senior management. If the Board of Directors, with the concurrence of those directors who qualify as independent directors, as defined by Nasdaq, deems it appropriate, it may engage a third-party search firm. The Board of Directors, with the concurrence of those directors who qualify as independent directors, as defined by Nasdaq, will evaluate potential candidates based on their biographical information and qualifications and also may arrange personal interviews of qualified candidates by one or more board members, including independent members and senior management.

         The duties of the Audit Committee, which operates under a written charter adopted by the Board of Directors, are, among other things, to oversee the Company's internal control structure; review the Company's financial statements and other financial information to be included in the Company's 10-K and annual report to stockholders; select the independent auditors for the Company; and review the Company's annual audit plan. The Audit Committee is comprised of Allen L. Stevens, who acts as its Chairman, Nickel van Reesema, and Peter Shaerf, each of whom is "independent" under Nasdaq rules.

         The duties of the Compensation Committee are to make recommendations to the Board of Directors concerning the salaries of the Company's officers; to exercise the authority of the Board of Directors concerning the Company's 1997 Incentive Stock Plan; and to advise the Board of Directors on other compensation and benefit matters. The members of the Compensation Committee are Messrs. Stevens, van Reesema and Shaerf.

                  OWNERSHIP OF THE CAPITAL STOCK OF THE COMPANY

         The following table sets forth information with respect to the number of shares of Common Stock beneficially owned by (i) each director or nominee for director of the Company, (ii) the executive officers of the Company named in the table under "Compensation of Directors and Executive Officers-- Summary Compensation Table," (iii) all directors, nominees and executive officers of the Company as a group, and (iv) based on information available to the Company and a review of statements filed with the Commission pursuant to Section 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each person that owns beneficially (directly or together with affiliates) more than 5% of the Common Stock as of April 1, 2005. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of the Common Stock indicated as beneficially owned by them, except as otherwise noted.

                                                                          Common
                                                                        Stock and
                                                        Right to         Right to                  Percent of
                                     Outstanding         Acquire         Acquire                   Outstanding
                                       Common            Common           Common                      Voting
            Name(1)                     Stock             Stock           Stock       Percent(2)      Stock

Estate of Malcom P. McLean(3)(4)    5,258,768(5)               -        5,258,768        44.7%        44.7%
Clara L. McLean                     1,334,500                  -        1,334,500        11.3%        11.3%
Irena Z. McLean(6)                  1,019,952(7)               -        1,050,752         8.7%         8.7%
John D. McCown                        626,100            942,000(5)     1,568,100        13.3%         5.3%
Ralph W. Heim                          31,100            325,935(8)       357,035         3.0%         *
William G. Gotimer, Jr.                71,442            138,745(8)       210,187         1.8%         *
Mark A. Tanner                         15,100            140,745(8)       155,845         1.3%         *
Robert Van Dijk                         5,100            135,745(8)       140,845         1.2%         *
J. Edward Morley                        5,400            135,745(8)       141,145         1.2%         *
David A. Miskowiec                      5,100             71,298(8)        76,398         *            *
Artis E. James, Jr.                    15,000             14,000(9)        29,000         *            *
F. Duffield Meyercord(3)(10)            2,000                  -            2,000         *            *
Greggory Mendenhall(10)                42,012                  -           42,012         *            *
Malcom P. McLean, Jr.(10)              18,671                  -           18,671         *            *
Nickel van Reesema                          -              5,000(9)         5,000         *            -
Peter S. Shaerf                             -              2,389(9)         2,389         *            -
Allen L. Stevens                       81,600                  -           81,600         *            *
All directors, nominees and         6,177,393          1,911,602        7,146,995        56.1%        52.5%
executive officers as a group
(14 persons)(11)

--------------------------

*        Less than 1%.

(1) The address of each 5% owner is 10405 New Berlin Road E., Jacksonville, Florida 32226 unless shown otherwise shown in notes to the table.

(2) The percentages in this column have been computed in accordance with Rule 13d-3 under the Exchange Act. Therefore, the percentages assume the acquisition by the person shown (but not by anyone else) of shares issuable upon exercise of stock options that are presently exercisable or become exercisable within 60 days.

(3)      F. Duffield Meyercord is executor under the will of Malcom P. McLean.

(4) The address of the Estate is c/o Cadwalader, Wickersham & Taft, One World Financial Center, New York, New York 10281.

(5) Includes 942,000 shares subject to immediately exercisable options granted by Malcom P. McLean to Mr. McCown in May 1997.

(6) The address of Irena Z. McLean is c/o McCullough, Goldberg & Staudt, LLP, 1311 Mamaroneck Avenue, Suite 340, White Plains, New York 10605.

(7) Includes 294,952 shares that are held by a trust for the benefit of her nieces and nephews under Paragraph J of Article III of the Last Will and Testament of Malcom P. McLean, of which Irena Z. McLean is trustee. As trustee of the trust, Irena Z. McLean has sole voting and dispositive power over these shares. However, Mrs. McLean expressly disclaims beneficial ownership of these shares.

(8) Consists of options to acquire shares under the Company's Incentive Stock Plan that are presently exercisable or become exercisable within 60 days.

(9) Consists of options to acquire shares under the Company's Non-Employee Incentive Stock Plan that are presently exercisable or become exercisable within 60 days.

(10) Excludes 5,258,768 shares held by the Estate of Malcom P. McLean, of which Mr. Meyercord is executor. Mr. Mendenhall's wife and Mr. McLean are residuary beneficiaries of the Estate.

(11) Includes shares held by the Estate of Malcom P. McLean, of which F. Duffield Meyercord is executor.

         While the Company does not have a formal stock ownership policy for officers and directors, it encourages stock ownership as a means of aligning the interests of management and shareholders. As shown in the following table, officers and directors have purchased a total of 409,842 shares, and sold 6,711 shares in open market transactions, since the Company's initial public offering in July 1997.

                                            Shares                    Shares
              Year                        Purchased                   Sold
--------------------------------------------------------------------------------
              1997                            4,400                     ---
              1998                           64,402                     ---
              1999                           38,536                     ---
              2000                          149,654                     ---
              2001                           26,400                     ---
              2002                           87,800                   4,100
              2003                           32,450                     ---
              2004                            3,800                   2,611
                                   ---------------------------------------------
            2005 YTD                          2,400                     ---
                                   =============================================
             Totals                         409,842                   6,711
                                   =============================================

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten-percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during 2004 all applicable Section 16(a) filing requirements were complied with by the officers, directors, and greater than ten-percent beneficial owners.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

         The following table sets forth a summary of the annual, long-term, and other compensation for services rendered to the Company for the years ended December 31, 2002; December 31, 2003 and December 31, 2004 paid or awarded to those persons who were, at December 31, 2004: (i) the Company's chief executive officer, and (ii) the Company's four most highly compensated executive officers other than the chief executive officer (collectively, including the Company's chief executive officer, the "Named Executive Officers").

                                           Annual Compensation
                                         -------------------------
                                                                                          Long-Term
                                                                     Other Annual       Compensation        All Other
          Name and                         Salary        Bonus       Compensation       Options/SARs       Compensation
     Principal Position          Year        ($)          ($)            ($)                (#)                ($)(1)
     ------------------          ----    -----------------------   -----------------  ----------------   --------------

John D. McCown                   2004     309,854        9,985           --                    --             1,567
Chairman of the Board and        2003     298,320           --           --                    --               881
CEO                              2002     270,023           --           --                    --               887

Ralph W. Heim                    2004     212,885       17,247           --                    --             7,949
President and                    2003     205,000           --           --                    --             6,658
Chief Operating Officer          2002     176,346           --           --                30,000             6,365

William G. Gotimer, Jr.          2004     152,404        9,985           --                    --             5,192
Executive Vice President and     2003     137,500           --           --                    --             4,395
General Counsel                  2002     106,250           --           --                30,000             3,325

Robert Van Dijk                  2004     142,789        9,985           --                    --             6,060
Vice President of                2003     137,500           --           --                    --             5,547
Pricing                          2002     118,685           --           --                25,000             4,789

Mark A. Tanner                   2004     142,789        9,985           --                    --             5,499
Vice President of                2003     137,500           --           --                    --             5,007
Administration and Chief         2002     118,212           --           --                25,000             4,321
Financial Officer

------------------------------

 (1) Represents the Company's matching contribution to the Company's Section 401(k) deferred compensation plan and excess group life insurance premiums, respectively, as follows: In 2002, Mr. McCown, $0 and $560; Mr. Heim, $4,706 and $1,659; Mr. Gotimer, $3,130 and $195; Mr. van
         Dijk, $3,822 and $967; and Mr. Tanner, $3,501 and $514. In 2002, Mr.
         Heim received a $2,500 innovation award. In 2003, Mr. McCown, $0 and $881; Mr. Heim, $4,800 and $1,858; Mr. Gotimer, $4,125 and $270; Mr.
         van Dijk, $4,386 and $1,161; and Mr. Tanner, $4,386 and $621. In 2004,
         Mr. McCown, $0 and $1,567; Mr. Heim, $6,020 and $1,929; Mr. Gotimer, $4,771 and $421; Mr. van Dijk, $4,854 and $1,206; and Mr. Tanner,
         $4,854 and $645.

Option/SAR Grants In Last Fiscal Year

         There were no grants of stock options awarded during the year ended December 31, 2004, under the Company's Incentive Stock Plan.

Aggregated Option/SAR Exercises In Last Year and Year-End Option/SAR Values

                  The following table provides information concerning options exercised under the Company's Incentive Stock Plan by the Named Executive Officers during the year ended December 31, 2004, and the value at December 31, 2004, of unexercised options under the Company's Incentive Stock Plan.

                                                                         Number of                 Value ($) of
                                                                        Unexercised            Unexercised In-the-
                                                                        Options at              Money Options at
                                Shares                               December 31, 2004          December 31, 2004
                               Acquired                              -----------------          -----------------
                                  On
                               Exercise             Value               Exercisable/               Exercisable/
          Name                   (#)            Realized ($)           Unexercisable              Unexercisable
          ----                   ---            ------------           -------------              -------------

John D. McCown                    --                 --                     0/0                        0/0
Ralph W. Heim                     --                 --               319,935/38,640            1,357,171/367,853
William G. Gotimer, Jr.           --                 --               132,745/25,680             635,174/244,433
Robert van Dijk                   --                 --               130,745/22,680             616,134/215,914
Mark A. Tanner                    --                 --               135,745/22,680             616,134/215,914

Compensation of Directors

         Directors who are not employees of the Company or representatives of the Estate of Malcom P. McLean receive an annual retainer of $15,000 and $5,000 for each committee of the Board of Directors on which such director serves. The Chairman of the Audit Committee receives an additional annual fee of $2,500. All directors are reimbursed for expenses incurred in attending meetings. Directors who are employees of the Company do not receive additional compensation for such services.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The Compensation Committee approves the policies under which compensation is paid or awarded to the Company's executive officers. The Compensation Committee consists of three independent members of the Board.

Board of Directors Compensation Committee Philosophy & Description of Compensation Programs

         The Company's compensation philosophy is designed to link executive performance to long-term stockholder value, connect pay with individual performance, maintain a compensation system that is competitive with the industry standards and attract and retain outstanding executives.

         The Company's executive compensation program has three components--base salary, annual incentives, and incentive stock plan options. Base salary and annual incentives are primarily designed to reward current and past performance. Long-term incentives are primarily designed to provide strong incentives for long-term future Company growth.

         In reviewing base salaries of senior management for 2004 and salary compensation for 2005, including the salary of Mr. John D. McCown, the Company's Chief Executive Officer, the Compensation Committee reviewed and considered (i) compensation information disclosed by similarly-sized publicly held transportation companies; (ii) the lack of salary adjustments in recent years;
(iii) the financial and operational performance of the Company in its market, the Company's liquidity as well as the role and contribution of the particular executive with respect to such performance; and (iv) non-financial performance related to the individual executive's contributions.

         Base Salary: To attract and retain qualified executives, base salary is determined using competitive criteria within the transportation industry. Salary increases are based on individual performance and, to a lesser extent, trends within the industry.

         Annual Incentive: The Company's bonus plan recognizes and rewards executives for taking actions that build the value of the Company, generate competitive total returns for stockholders, and provide value-added solutions for the Company's customers. Bonus compensation is based upon a point system that allocates an overall bonus based upon Company pre-tax income. The allocation of points under this system is based upon the subjective decision of the compensation committee. Bonuses totaling $493,971 were granted in 2004 under this plan.

         Incentive Stock Plan Options: The Company's Incentive Stock Plan Options serve to reward executive performance that successfully executes the Company's long-term business strategy and builds stockholder value. During 2004, no options were granted.

                             COMPENSATION COMMITTEE:

                                 Allen L. Stevens
                                 Peter S. Shaerf
                                 Nickel van Reesema

Compensation Administration

         The Compensation Committee will follow an annual cycle to administer each of the three components of executive compensation. The integrity of the Company's compensation program relies on an annual performance evaluation process.

Employment Agreements

         John D. McCown, Jr. entered into an employment agreement relating to his service as Chairman of the Board of Directors and Chief Executive Officer of the Company, effective as of August 5, 2004. Under the employment agreement, Mr. McCown is responsible for the general and active management of the business and affairs of the Company, subject to the control of the Board of Directors.

         The initial term of Mr. McCown's employment agreement is two years and is automatically renewed thereafter for one-year terms unless either party gives notice of nonrenewal at least six months or more before the end of the current term. If the Company terminates Mr. McCown's employment without Cause, as that term is defined in the employment agreement, he may be entitled to receive 12 months severance pay, which is currently $298,320, at the time of his termination.

         Mr. McCown's employment agreement also contains certain non-competition and non-solicitation covenants that run for nine months after the date that Mr. McCown's employment with the Company terminates.

         William G. Gotimer, Jr. entered into an employment agreement relating to his service as Vice President and General Counsel of the Company, effective as of April 5, 2002. Since that time he has been promoted to Executive Vice President and General Counsel.

         The initial term of Mr. Gotimer's employment agreement is two years and is automatically renewed thereafter for successive two-year terms. If the Company terminates Mr. Gotimer's employment without Cause or Mr. Gotimer terminates his employment for Good Reason, as those terms are defined in the employment agreement, he will be entitled to receive two years of his base salary, which is currently $262,500. This amount will not be subject to mitigation or reduction for other employment obtained during this period. In addition, Mr. Gotimer will be treated as continuing his employment during such two-year period for purposes of his stock options, including vesting and exercise provisions.

Performance Graph

         The following line graph compares the Company's cumulative total stockholder return on its Common Stock since December 31, 1999, with the cumulative total return of the Nasdaq US Index and the S & P Truckers Index. These comparisons assume the investment of $100 on December 31, 1999 in each index and in the Company's Common Stock and the reinvestment of dividends. The Company has paid no dividends since its inception. There is no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph below. The Company makes no predictions as to the future performance of its stock.

[graphic omitted]


                                  12/31/00       12/31/01      12/31/02      12/31/03       12/31/04
Trailer Bridge, Inc.              $135.00         $106.40       $171.20       $441.52        $761.60
Nasdaq US Index                     60.31           47.84         33.07         49.45          53.81
S&P Truckers Index                 107.79          150.60        174.71        219.54         329.51

                          REPORT OF THE AUDIT COMMITTEE

The purpose of the Audit Committee, which has been established in accordance with Section 3(a)(59)(A) of the Securities Exchange Act of 1934, is to oversee the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. The Audit Committee is comprised of Allen L. Stevens, Nickel van Reesema, and Peter S. Shaerf, each of who is "independent" under Nasdaq rules. All the committee members are "financially literate," and the Board of Directors has determined that Mr. Stevens, the committee chair, qualifies as an "audit committee financial expert" as defined by the Securities and Exchange Commission and NASDAQ.

         For the year ended December 31, 2004 the Audit Committee:

         * retained BDO Seidman, LLP as the Company's independent public accountants

         * reviewed and discussed the Company's fiscal 2004 financial statements with management and representatives of BDO Seidman, LLP, the Company's independent public accountants;

         * discussed with BDO Seidman, LLP the matters required to be discussed and received copies of material written communications between BDO Seidman, LLP and management as required by Statement on Auditing Standards No. 61 and Rule 2-07 of Regulation S-X;

         * received the written disclosures and the letter from BDO Seidman, LLP and The GriggsGroup, P.A., a member of the BDO Alliance network of firms, as required by Independence Standards Board Standard No. 1; and

         *      discussed with BDO Seidman, LLP its independence.

         Based on the foregoing review, discussions and disclosures, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements for the year ended December 31, 2004 be included in the Company's annual report on Form 10-K for the year 2004.

                                        AUDIT COMMITTEE:

                                        Allen L. Stevens
                                        Peter S. Shaerf
                                        Nickel van Reesema

Principal Accounting Firm Fees

The following table provides information relating to the fees billed or to be billed to the Company for the years ending December 31, 2004 and 2003 by BDO Seidman, LLP, the Company's independent registered public accounting firm:

                                        Audit           Audit-Related           Tax          All Other        Total
                                       Fees (a)             Fees               Fees            Fees            Fees
                                       ----                 ----               ----            ----            ----

Fiscal Year 2004                       $310,941              --                 --              --           $310,941
Fiscal Year 2003                       $153,000              --                 --              --           $153,000

-----------------

         (a) The aggregate fees and expenses billed by BDO Seidman, LLP ("BDO") included professional services rendered for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2004 and 2003, for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for those fiscal years, and for 2004 included a review of documents relating to a private placement of the Company's secured notes, related comfort letter, and documents filed with the Securities and Exchange Commission to register such notes. The 2003 audit fee was increased from $99,900 to $153,000 to reflect a $53,100 change order that was not finalized at the time this disclosure was made.

         There are no exceptions to the policy of securing pre-approval of the audit committee for any service provided by our independent accounting firm.

                              CERTAIN TRANSACTIONS

         On December 1, 2004, the Company acquired 100% of the stock of its affiliate Kadampanattu Corp. ("K Corp.") from the Estate of Malcom P. McLean for $32.0 million and assumption of approximately $9.1 million of K Corp. debt. The Estate currently owns approximately 44.7% of the Company's outstanding Common Stock. In this connection, the Company acquired K Corp.'s assets, which had an historical carrying value of $48.9 million. Since the Company and K Corp. had similar controlling stockholders, the Company recorded K Corp.'s assets at the historic carrying value of $24.9 million and estimated that the value of the preferred stock to approximate its liquidation value ($24 million).

         K Corp. previously owned:

         * the two Ro-Ro vessels that the Company uses in its operations and previously chartered from K Corp. for $7.3 million per year, which have a combined appraised value of $52.8 million;

        *       the ramp the Company use in San Juan, Puerto Rico;

        * approximately nine acres of land adjacent to the Company's Jacksonville office/truck terminal facility; and

        * The Company's Series B preferred stock, which had a $24.0 million liquidation preference.

K Corp. did not own any other assets. The K Corp. acquisition represented a purchase of leased assets without any change of operations or management, not the purchase of an operating business.

         At various times during the Company's existence, the Company has borrowed funds from K Corp. on an unsecured basis, deferred charterhire or had charterhire forgiven by K Corp. The total amount of such direct cash borrowings and deferred charterhire reached $24.0 million. In 2002, K Corp. converted this $24.0 million of indebtedness into non-convertible Series B preferred stock. The Audit Committee and the full Board of Directors of the Company approved this conversion. The purchase of K Corp. resulted in the Series B preferred stock being redeemed and the Company owning the two Ro-Ro vessels the Company chartered from K Corp. in the past.

         The Company received net advances of $121,500 and $203,877 from John D. McCown, the Company's Chief Executive Officer in 2003 and 2002, respectively. Such advances were used to meet the Company's cash flow requirements. Such advances totaled $386,127 and $264,627 at December 31, 2003 and 2002, respectively. In connection with the Company's senior secured note offering, a portion of the proceeds was used to pay off this obligation in December 2004.

         During 2002, the Company borrowed $5.0 million from and sold $2.0 million of Series A convertible preferred stock to an affiliate, Transportation Receivables 1992, LLC, which is wholly-owned by the Estate of Malcom P. McLean. The loan was secured by certain equipment and real estate. In July 2004, the Series A preferred stock was converted into 1,955,000 shares of Common Stock of the Company. The Audit Committee and the full Board of Directors, based upon a fairness opinion from an independent entity, approved all transactions with Transportation Receivables 1992, LLC.

         Upon completion of the acquisition of K Corp., all related party indebtedness with these affiliates was paid other than an outstanding payable to K Corp. of $2.5 million, which was transferred to the Estate prior to the completion of the acquisition of K Corp. Repayment of this amount began in January 2005 and will be repaid in 36 monthly installments at an interest rate of 8.03% per year.

         During the first quarter of 2004, the Company chartered one of its idle vessels to a company in which Mr. van Reesema, a director of the Company, has a 50% interest. The Company received $108,000 during the period February through April 2004 under that charter.

         The Company will continue a policy that any transactions with affiliated persons or entities will be on terms no less favorable to the Company than those that could have been obtained on an arms-length basis from unaffiliated third parties and must be approved by the Audit Committee.

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         The Audit Committee has selected BDO Seidman, LLP as the Company's independent registered public accounting firm for 2005. No representatives from BDO Seidman, LLP are expected to be present at the Annual Meeting or available to make a statement or to respond to questions from shareholders.

         In 2004 the Company dismissed Deloitte & Touche LLP as its independent accountants. The decision to dismiss Deloitte & Touche LLP was recommended and approved by the Company's Audit Committee.

         The audit reports of Deloitte & Touche LLP on the consolidated financial statements of the Company as of and for the years ended December 31, 2002 and 2001 contained going concern qualifications but did not otherwise contain any adverse opinion or disclaimer of opinion, nor were they otherwise qualified or modified as to uncertainty, audit scope or accounting principles.

         In connection with the audits of the two fiscal years ended December 31, 2002 and 2001, and the subsequent period through the date that Deloitte & Touche LLP was dismissed, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to its satisfaction, would have caused Deloitte & Touche LLP to make reference to the subject matter of the disagreement in connection with its report.

         None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years of the Company ended December 31, 2002 and 2001 or within the subsequent interim period through the date that Deloitte & Touche LLP was dismissed, except for the following:

         Prior to the Company's dismissal of Deloitte & Touche LLP, the Company had advised Deloitte & Touche LLP of its intention to restate the December 31, 2002 balance sheet to reclassify the borrowings under its revolving line of credit, which were previously reported as long-term debt, as current liabilities in accordance with Emerging Issues Task Force No. 95-22. The Company advised Deloitte & Touche LLP of its intention to restate the December 31, 2002 balance sheet in filing its Form 10-K for the year ended December 31, 2003. Because the underlying credit agreement was scheduled to mature in January 2004, such borrowings were classified as current in the interim financial statements included in the Company's quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2003; June 30, 2003; and September 30, 2003.

         Deloitte & Touche LLP concurred with the Company's proposal regarding the treatment of the revolving line of credit prior to Deloitte & Touche LLP's dismissal. The Company's Audit Committee did not discuss this matter with Deloitte & Touche LLP. The Company authorized Deloitte & Touche LLP to respond fully to inquiries of the Company's successor accountant, BDO Seidman, LLP, concerning this matter.

                           PROXY SOLICITATION EXPENSE

         The expense of proxy solicitation will be paid by the Company. In addition to the solicitation of proxies by use of the mails, solicitation also may be made by telephone, telegraph or personal interview by directors, officers, and regular employees of the Company, none of whom will receive additional compensation for any such solicitation. The Company will, upon request, reimburse brokers, banks, and similar organizations for out-of-pocket and reasonable clerical expenses incurred in forwarding proxy material to their principals.

                    STOCKHOLDER PROPOSALS AND COMMUNICATIONS
                           WITH THE BOARD OF DIRECTORS

         Proposals of stockholders must be received in writing by the Secretary of the Company at the principal executive offices of the Company no later than December 12, 2005, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the next annual meeting of stockholders. The persons named in proxies solicited by the Company's Board of Directors for the next annual meeting may exercise discretionary voting power with respect to any shareholder proposal which is not required to be included in the Company's proxy statement and which is received later than February 25, 2006.

         Stockholders who wish to communicate with the Company's Board of Directors or with a particular director should send a letter to the Company's General Counsel, Trailer Bridge, Inc., 10405 New Berlin Road East, Jacksonville, Florida 32226. The mailing envelope should contain a clear notation indicating that the enclosed letter is a "Stockholder-Board Communication" or "Stockholder-Director Communication." The letter should identify the author as a stockholder and clearly state whether the intended recipients are all members of the board or one or more specified individual directors. The General Counsel will make copies of each such letter and circulate it to the appropriate director or directors.

                                  OTHER MATTERS

         The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matters properly come before the Annual Meeting, it is intended that the accompanying proxy may be voted on such matters in accordance with the views of management.

         Each stockholder, whether or not he or she expects to be present in person at the Annual Meeting, is requested to MARK, SIGN, DATE, and RETURN THE ENCLOSED PROXY in the accompanying envelope as promptly as possible. A stockholder may revoke his or her proxy at any time prior to voting.

                                         By order of the Board of Directors,

                                         WILLIAM G. GOTIMER, JR.
                                         Executive Vice President,
                                         General Counsel and Secretary
Jacksonville, Florida
April 15, 2005

                                   DETACH HERE                            ZTBI52



                                      PROXY


                              TRAILER BRIDGE, INC.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS




     The undersigned, revoking all previous proxies, hereby appoints JOHN D. MCCOWN and WILLIAM G. GOTIMER, JR., and each of them, proxies with power of substitution to each, to vote and act at the annual meeting of common shareholders of TRAILER BRIDGE, INC. to be held at the Stamford Marriott, 2 Stamford Forum, Stamford, Connecticut in the Skyline Ballroom at 3:00 p.m. on Wednesday, May 11, 2005, and at any adjournment thereof, on and with respect to the Common Stock of the undersigned, or on and with respect to which the undersigned is entitled to vote or act.

    IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, AND AT ANY ADJOURNMENT THEREOF.


SEE REVERSE                                                          SEE REVERSE
   SIDE        IMPORTANT - TO BE SIGNED DATED ON THE REVERSE SIDE      SIDE

TRAILER BRIDGE, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694















            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL      ZTBI51

|X|      Please mark                                                        #TBI
         votes as in
         this example.


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1.

1. To elect nine Directors:
   Nominees:     (01) William G. Gotimer, Jr., (02) Artis E. James, Jr.,
                 (03) John D. McCown, (04) Malcom P. McLean, Jr.,
                 (05) Greggory B. Mendenhall, (06) F. Duffield Meyercord,
                 (07) Peter S. Shaerf, (08) Allen L. Stevens and
                 (09) Nickel van Reesema


                     FOR   [_]       WITHHELD  [_]



       [_]     ______________________________________________
               For all nominees except as noted above


                         MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [_]

                         Please sign your name(s) exactly as it appears hereon. If signing as attorney or for estates, trusts or corporations, title or capacity should be indicated.
                         PLEASE RETURN THIS PROXY PROMPTLY.


Signature:________________ Date:________ Signature:____________ Date:___________